UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 20, 2010

Autodesk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway

San Rafael, California 94903

(Address of principal executive offices, including zip code)

(415) 507-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Decisions Regarding Re-election to Board of Directors

On April 20, 2010, Elizabeth A. Nelson informed Autodesk, Inc. (“Autodesk”) that she will not seek re-election to the Board of Directors (the “Board”). Ms. Nelson will continue to serve on the Board and Audit Committee of Autodesk through Autodesk’s 2010 annual meeting of stockholders on June 10, 2010 (the “2010 Annual Meeting”).

Committee Appointments

On April 20, 2010, the Board approved changes to Board committees such that as of June 10, 2010, immediately following the 2010 Annual Meeting, the committees will be composed as follows:

•	Audit Committee: Charles J. Robel (Chairman), J. Hallam Dawson and Crawford W. Beveridge

•	Compensation and Human Resources Committee: Steven M. West (Chairman), Per-Kristian Halvorsen and Mary T. McDowell

•	Corporate Governance and Nominating Committee: Per-Kristian Halvorsen (Chairman), Crawford W. Beveridge and Sean M. Maloney

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ PASCAL W. DI FRONZO
Pascal W. Di Fronzo Senior Vice President, General Counsel and Secretary

Date: April 23, 2010